Exhibit 99.1

METALS ACQUISITION CORP.
CENTURY HOUSE, GROUND FLOOR
CRICKET SQUARE, P.O. BOX 2238
GRAND CAYMAN KY1-1107, CAYMAN ISLANDS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MTAL2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V14307-TBD KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

METALS ACQUISITION CORP.

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. **The Business Combination Proposal:** as an ordinary resolution, that the entry into and execution of the Share Sale Agreement, dated as of March 17, 2022, as amended by the Deed of Consent and Covenant, dated as of November 22, 2022 (as may be amended, supplemented, or otherwise modified from time to time, the "Share Sale Agreement"), by and among Metals Acquisition Limited, a private limited company newly incorporated under the laws of Jersey, Channel Islands ("MAC Limited"), MAC, Metals Acquisition Corp. (Australia) Pty Ltd, an Australian private company and wholly-owned subsidiary of MAC ("MAC-Sub"), and Glencore Operations Australia Pty Limited ("Glencore"), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A and Annex A-1, pursuant to which, among other things, MAC-Sub will acquire from Glencore 100% of the issued share capital of Cobar Management Pty. Limited, an Australian private company ("CMPL") (the "Business Combination Proposal"), which owns and operates the Cornish, Scottish and Australian underground copper mine (the "CSA Mine") near Cobar, New South Wales, Australia, and the transactions contemplated by the Share Sale Agreement (including the business combination, the "Business Combination") be authorized, approved and confirmed in all respects;	☐	☐	☐
2. **The Merger Proposal:** as a special resolution, that subject to the approval and adoption of the Business Combination Proposal, the plan of merger, a copy of which is attached to the accompanying proxy statement/prospectus as Annex B, pursuant to which, immediately prior to the Business Combination, MAC will be merged with and into MAC Limited (the "Merger"), with MAC Limited continuing as the surviving company (MAC Limited following the Merger is referred to as "New MAC") and CMPL becoming an indirect subsidiary of New MAC following the Business Combination be authorized, approved and confirmed in all respects, that MAC be and is hereby authorized to enter into the Plan of Merger, and that MAC be authorized to merge with and into MAC Limited, with MAC Limited continuing as the surviving company, so that all the undertaking, property and liabilities of MAC vest in the surviving company by virtue of such merger pursuant to the provisions of Part XVI of the Companies Act (the "Merger Proposal");	☐	☐	☐
3. **The Governing Documents Proposals:** assuming the Business Combination Proposal and the Merger Proposal are approved, to consider and vote upon three separate proposals (collectively, the "Governing Documents Proposals") to approve, by ordinary resolution, material differences between the amended and restated memorandum of association of New MAC to be in effect following the Business Combination, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C (together, the "Proposed Governing Documents"), and the existing amended and restated memorandum and articles of association of MAC (together, the "Existing Governing Documents"); and	☐	☐	☐
4. **The Adjournment Proposal:** as an ordinary resolution, that the adjournment of the extraordinary general meeting to a later date or dates (i) to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to MAC shareholders or (ii) to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more of the proposals at the extraordinary general meeting be approved (the "Adjournment Proposal").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V14308-TBD METALS ACQUISITION CORP. EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS [MEETING DATE] [MEETING TIME] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholders hereby appoint Michael James McMullen and Neville Joseph Power, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common/Preferred Stock of METALS ACQUISITION CORP. that the shareholders are entitled to vote at the Extraordinary General Meeting of Shareholders to be held at [MEETING TIME], on [MEETING DATE], at 200 Park Avenue, New York, NY 10166, United States of America and virtually at www.virtualshareholdermeeting.com/MTAL2023SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side